LETTER OF TRANSMITTAL

CORNING INCORPORATED

Offer to Purchase For Cash Up to $800,000,000 Aggregate Principal Amount at Maturity of its Outstanding Zero Coupon Convertible Debentures Due November 8, 2015

(CUSIP No. 219350 AJ 4)

THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON JUNE 4, 2003, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”).

The Depositary for the Offer is:

Alpine Fiduciary Services, Inc.

Overnight Delivery:	Registered/Certified U.S. Mail:	By Hand:

Alpine Fiduciary Services, Inc.	Alpine Fiduciary Services, Inc.	Alpine Fiduciary Services, Inc.
c/o Georgeson Shareholder Communications Inc.	c/o Georgeson Shareholder Communications Inc.	c/o Securities Transfer and Reporting Services, Inc.
111 Commerce Road Carlstadt, NJ 07072	P.O. Box 2056 South Hackensack, NJ 07606-9974 Attention: Corporate Actions Dept.	(STARS, Inc.) 100 William Street Lower Galleria New York, NY 10038

Facsimile Transmission Number: (201) 559-1162

(for Eligible Institutions Only)

To Confirm by Telephone:  (201) 559-1152

Delivery of this Letter of Transmittal or any other required documents to an address, or transmission via facsimile to a number, other than as set forth above will not constitute valid delivery.

THE INSTRUCTIONS CONTAINED IN THIS LETTER OF TRANSMITTAL AND IN THE OFFER TO PURCHASE SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

By the execution of this Letter of Transmittal you acknowledge receipt of the Offer to Purchase dated May 7, 2003 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) of Corning Incorporated, a New York corporation (“Corning”). This Letter of Transmittal and accompanying instructions (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) together with the Offer to Purchase constitutes the “Offer” with respect to Corning’s Zero Coupon Convertible Debentures due November 8, 2015 (the “Notes”). All capitalized terms used in this Letter of Transmittal without definition have the meanings given to them in the Offer to Purchase. By executing and delivering this Letter of Transmittal, you are indicating the action that you desire to take with respect to the Offer.

This Letter of Transmittal is to be used only by holders if certificates representing Notes are to be physically delivered to the Depositary herewith by holders of Notes.

This Letter of Transmittal is also being supplied for informational purposes only to persons who hold Notes in book-entry form through the facilities of The Depository Trust Company (“DTC”). Holders that are tendering by book-entry transfer to the Depositary’s account at DTC must execute the tender through the DTC Automated Tender Offer Program (“ATOP”), for which this Offer will be eligible. DTC participants that are accepting the Offer must transmit their acceptances to DTC, which will verify the acceptances and execute a book-entry delivery to the Depositary’s DTC account. DTC will then send an Agent’s Message to the Depositary for its acceptance. The Agent’s Message will state that DTC has received an express acknowledgment from the DTC participant tendering the Notes on behalf of the holder that such DTC participant has received and agrees to be bound by the terms and condition of the Offer as set forth in the Offer to Purchase and this Letter of Transmittal and that Corning may enforce such agreement against such participant. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer in lieu of execution and delivery of this Letter of Transmittal.

DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

Shareholders wishing to tender Notes pursuant to the Offer who cannot deliver the certificates for their Notes to the Depositary prior to the Expiration Time or who cannot complete the procedure for book-entry transfer on a timely basis or who cannot deliver a Letter of Transmittal and all other required documents to the Depositary prior to the Expiration Time must, in each case, tender their Notes pursuant to the guaranteed delivery procedure set forth in Section 9 of the Offer to Purchase. See Instruction 13.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE PURCHASE PRICE OF NOTES PURSUANT TO THE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR NOTES PRIOR TO THE EXPIRATION TIME.

TENDER OF NOTES

☐	CHECK HERE IF CERTIFICATES REPRESENTING TENDERED NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY DELIVERED TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):

Window Ticket No. (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

List below the identity and address of the holder, the certificate numbers and principal amounts at maturity of Notes to which this Letter of Transmittal relates and the price (in $2.50 increments) per $1,000 principal amount at maturity, not to be greater than $750 or less than $725 for each Note, at which the Notes are tendered. If the space provided below is inadequate, list the certificate numbers and principal amounts at maturity of the Notes represented and tendered on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tender of Notes will only be accepted in principal amounts at maturity equal to $1,000 or integral multiples thereof. No alternative, conditional or contingent tenders will be accepted.

DESCRIPTION OF NOTES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in Blank)	Notes Tendered (Attach additional list if necessary)

	Certificate Number(s)	Aggregate Principal Amount at Maturity Represented	Principal Amount at Maturity Tendered*

Price at which Notes are Tendered**

☐ $725.00	☐ $732.50	☐ $740.00	☐ $747.50

☐ $727.50	☐ $735.00	☐ $742.50	☐ $750.00

☐ $730.00	☐ $737.50	☐ $745.00

TOTAL PRINCIPAL AMOUNT AT MATURITY OF NOTES:

 *     Unless otherwise indicated, it will be assumed that the entire aggregate principal amount at maturity represented by the Notes specified herein is being tendered.

 **   Each price at which Notes are tendered must be in $2.50 increments between $750 and $725. Holders are not required to specify a price at which Notes are tendered. In the event that no price is specified, then the holder will be deemed to have tendered the Notes at $725 per $1,000 principal amount at maturity.

The names and addresses of the holders should be printed, if not already printed above, exactly as they appear on the certificates representing the Notes tendered hereby. The Notes and the principal amount at maturity of Notes that the undersigned wishes to tender should be indicated in the appropriate boxes.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Corning, upon the terms and subject to the conditions of the Offer, the principal amount at maturity of Notes indicated above.

Subject to, and effective upon, the acceptance for purchase of, and payment for, the principal amount at maturity of Notes tendered with this Letter of Transmittal, the undersigned hereby (i) irrevocably sells, assigns and transfers to, or upon the order of, Corning all right, title and interest in and to the Notes that are being tendered hereby, (ii) waives any and all rights with respect to the Notes (including, without limitation, any existing or past defaults and their consequences in respect of the Notes and the indenture under which the Notes were issued), (iii) releases and discharges Corning from any and all claims the undersigned may have now, or may have in the future arising out of, or related to, the Notes including, without limitation, any claims that the undersigned holder is entitled to participate in any repurchase, redemption or defeasance of the Notes and (iv) irrevocably constitutes and appoints Alpine Fiduciary Services, Inc., as Depositary, the true and lawful agent and attorney-in-fact of such holder (with full knowledge that the Depositary also acts as agent of Corning) with respect to any such tendered Notes (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Notes, or transfer ownership of such Notes, on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Corning, (b) present such Notes for transfer of ownership on the security register for the Notes, and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes, all in accordance with the terms of and conditions to the Offer as described in the Offer to Purchase.

The undersigned acknowledges and agrees that the Depositary will act as agent for tendering holders for the purpose of receiving payment from Corning and transmitting such payment to tendering holders. Under no circumstances will there be any further accretion of the principal amount of the Notes or interest on the purchase price because of any delay in the transmission of funds to the holders of purchased Notes or otherwise.

The undersigned hereby represents and warrants that the undersigned (i) owns the Notes tendered and is entitled to tender such Notes and (ii) has full power and authority to tender, sell, assign and transfer the Notes tendered hereby and that when such Notes are accepted for purchase and payment by Corning, Corning will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or by Corning to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

The delivery and surrender of the Notes is not effective, and the risk of loss of the Notes does not pass to the Depositary, until receipt by the Depositary of this Letter of Transmittal (or in the case of transfer by book-entry method, an Agent’s Message), or a facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to Corning. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Notes and deliveries will be determined by Corning, in its sole discretion, which determination shall be final and binding.

Tenders of Notes may be withdrawn by written notice of withdrawal received by the Depositary at any time at or prior to 12:00 Midnight, Eastern time, on June 4, 2003, or such later date and time to which the Offer may be extended (such time and date, as the same may be extended, the “Expiration Time”), but not thereafter, provided, that if we have not accepted for payment the Notes you have tendered to us, you may also withdraw tendered Notes at any time after 12:00 Midnight, Eastern time, on July 2, 2003. In the event of a termination of the Offer, Notes tendered pursuant to the Offer will be promptly returned to the undersigned or as otherwise directed by this Letter of Transmittal. In order to be valid, a written, telegraphic or facsimile transmission notice of withdrawal (or, if such Notes were tendered by book-entry transfer, a Request Message) must be received by the Depositary prior to the Expiration Time at its address set forth on the front cover of this Letter of Transmittal. Any notice of withdrawal must (i) specify the name of the person who tendered the Notes to be withdrawn, (ii) contain a description of the Notes to be withdrawn, and identify the certificate number or numbers shown on the particular certificates evidencing such Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount at maturity represented by such Notes and (iii) be signed by the holder of such Notes in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees), or be accompanied by (x) documents of transfer sufficient to have the trustee register the transfer of Notes into the name of the person withdrawing such Notes and (y) a properly completed irrevocable proxy that authorizes such person to effect such withdrawal on behalf of such holder. The signature on the notice of withdrawal must be guaranteed by an Eligible Institution unless such Notes have been tendered for the account of an Eligible Institution.

Tenders of Notes pursuant to any of the procedures described in the Offer to Purchase and in the instructions hereto and acceptance thereof by Corning will constitute a binding agreement between the undersigned and Corning upon the terms and subject to the conditions of the Offer. For purposes of the Offer, Corning will be deemed to have accepted for purchase validly tendered Notes (or defectively tendered Notes with respect to which Corning has waived such defect), only if, as and when Corning gives oral or written notice thereof to the Depositary.

Under certain circumstances and subject to certain conditions of the Offer (which Corning may waive in its sole discretion if permitted by the indenture governing the Notes and applicable law) as set forth in the Offer to Purchase, Corning is not required to accept for purchase any of the Notes tendered (including any Notes tendered after the Expiration Time). Any Notes that have been tendered pursuant to the Offer but that are not purchased will be returned promptly following the earlier to occur of the Expiration Time or the date on which the Offer is terminated without any Notes being purchased thereunder.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

Unless otherwise indicated under “Special Payment Instructions” below, please issue a check from the Depositary for the purchase price for any Notes that are purchased, and return any certificates representing Notes not tendered or not accepted for purchase, in the name(s) of the undersigned (or, in the case of Notes tendered by book-entry transfer, credit such Notes to the account maintained at DTC from which such Notes were delivered). Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price for any Notes that are purchased, and return any certificates representing Notes not tendered or not accepted for purchase (and accompanying documents, as appropriate) to the address(es) of the holder(s) appearing in the box entitled “Description of Notes Tendered.” In the event that the Special Payment Instructions or the Special Delivery Instructions are completed, please issue the check for the purchase price and/or return any certificates representing Notes not tendered or not accepted for purchase (and any accompanying documents, as appropriate) to the person or persons so indicated. The undersigned recognizes that Corning does not have any obligation pursuant to the Special Payment Instructions or the Special Delivery Instructions to transfer any Notes from the name of the holder thereof if Corning does not accept for purchase any of the Notes so tendered.

Nothing contained in this Letter of Transmittal constitutes a waiver by the undersigned of any rights the undersigned may have as a seller under any applicable federal securities laws.

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 3, 4, 5, 6 and 7)	(See Instructions 3, 4, 5, 6 and 7)

    To be completed ONLY if checks constituting payment for Notes to be purchased in connection with the Offer and/or certificates representing Notes in a principal amount at maturity not tendered or not accepted for purchase are to be issued to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal.

    To be completed ONLY if checks constituting payment for Notes purchased in connection with the Offer and/or certificates for Notes in a principal amount at maturity not tendered or not accepted for purchase are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled “Description of Notes Tendered” within this Letter of Transmittal.

Issue: ☐ Check	Mail: ☐ Check
☐ Certificate(s) to:	☐ Certificate(s) to:

Name:	Name:
(Please Print)	(Please Print)
Address:	Address:
(Zip Code)	(Zip Code)

Taxpayer Identification No. or Social Security Number (See Substitute Form W-9 herein)	Taxpayer Identification No. or Social Security Number (See Substitute Form W-9 herein)

PLEASE SIGN HERE

(TO BE COMPLETED ONLY IF NOTES ARE BEING PHYSICALLY DELIVERED HEREWITH)

This Letter of Transmittal must be signed by the registered holder(s) of Notes exactly as their name(s) appear(s) on certificate(s) for Notes, or by person(s) authorized to become registered holder(s) by endorsements on certificates for Notes transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to Corning of such person’s authority to so act.

YOU SHOULD ALSO COMPLETE THE SUBSTITUTE FORM W-9 HEREIN

X

X

(Signature(s) of Registered Holder(s) or Authorized Signatory)

Dated:                                 , 2003

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S)

(See Instruction Number 5)

Authorized Signature:

Name:

Title:

(Please Type or Print)

Address:

(Include Zip Code)

Area Code and Telephone No.:

Dated:                                 , 2003

SPACE BELOW FOR FINANCIAL INSTITUTIONS ONLY:

PLACE MEDALLION GUARANTEE IN THIS SPACE

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    Delivery of this Letter of Transmittal and Certificates for Notes.

This Letter of Transmittal is to be used only by holders if certificates representing Notes are to be physically delivered to the Depositary herewith by the holders of Notes. To effectively tender certificated Notes in the Offer, physical delivery of certificates for Notes, as well as a properly completed and duly executed copy or facsimile of this Letter of Transmittal, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of the addresses set forth on the cover of this Letter of Transmittal, prior to the Expiration Time. Holders wishing to tender Notes pursuant to the Offer who cannot deliver the certificates for their Notes to the Depositary prior to the Expiration Time or who cannot complete the procedure for book-entry transfer on a timely basis or who cannot deliver a Letter of Transmittal and all other required documents to the Depositary prior to the Expiration Time must, in each case, tender their Notes pursuant to the guaranteed delivery procedure set forth in Section 9 of the Offer to Purchase. See Instruction 13.

The method of delivery of Notes and the Letter of Transmittal and all other required documents is at the election and risk of the person tendering such Notes and delivering such Letter of Transmittal and, except as otherwise provided in the Letter of Transmittal, delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, it is suggested that you use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Time to permit delivery to the Depositary prior to such time. No alternative, conditional or contingent tenders of Notes will be accepted.

This Letter of Transmittal is also being supplied for informational purposes only to persons who hold Notes in book-entry form through the facilities of DTC. To effectively tender Notes that are held through DTC, DTC participants must, in lieu of physically completing and signing this Letter of Transmittal and delivering it to the Depositary, electronically transmit their acceptance through ATOP, and DTC will then verify the acceptance and send an Agent’s Message to the Depositary for its acceptance. Except as otherwise provided below, the delivery will be deemed made when the Agent’s Message is actually received or confirmed by the Depositary. THIS LETTER OF TRANSMITTAL AND THE NOTES SHOULD BE SENT ONLY TO THE DEPOSITARY. DELIVERY OF DOCUMENTS TO CORNING, THE DEALER MANAGERS, THE INFORMATION AGENT OR DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

Except as provided herein for the book-entry or guaranteed delivery procedures, unless the Notes being tendered are deposited with the Depositary prior to the Expiration Time (accompanied by the appropriate, properly completed and duly executed Letter of Transmittal and any required signature guarantees and other documents required by this Letter of Transmittal), Corning may, in its sole discretion, reject such tender. Payment for certificated Notes will be made only against deposit of tendered Notes.

For a full description of the procedures for tendering Notes, see Section 9—“Procedures for Tendering Notes” in the Offer to Purchase.

2.    Partial Tenders.

Tenders of Notes pursuant to the Offer will be accepted only in principal amounts at maturity equal to $1,000 or integral multiples thereof. If less than the entire principal amount of any Notes evidenced by a submitted certificate is tendered, you must fill in the principal amount tendered in the fourth column of the box entitled “Description of Notes Tendered” herein, as applicable. The entire principal amount represented by the certificates for all Notes delivered to the Depositary will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Notes is not tendered, certificates for the principal amount of Notes not tendered will be sent to the holder tendering such Notes unless otherwise provided in the appropriate box in this Letter of Transmittal (see Instruction 6), promptly after the Notes are accepted for purchase.

3.    Withdrawal of Tenders; Amendment and Extension.

Tenders of Notes may be validly withdrawn at any time at or prior to the Expiration Time provided, that if we have not accepted for payment the Notes you have tendered to us, you may also withdraw tendered Notes at any time after 12:00 Midnight, Eastern time, on July 2, 2003. Tenders of Notes may be validly withdrawn if the Offer relating to such Notes is terminated without any such Notes being purchased thereunder. In the event of a termination of the Offer, the Notes tendered pursuant to such Offer will be promptly returned to the tendering Holder.

If, for any reason whatsoever, acceptance for payment of, or payment for, any Notes tendered pursuant to the Offer is delayed (whether before or after Corning’s acceptance for payment of Notes) or Corning is unable to accept for payment or pay for the Notes tendered pursuant to the Offer, Corning may (without prejudice to its rights set forth herein) instruct the Depositary to retain tendered Notes (subject to the right of withdrawal in certain circumstances and Rule 14e-1(c) under the Exchange Act, which requires that the offeror pay the consideration or return the securities deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer).

For a withdrawal of a tender of Notes to be effective, a written, telegraphic or facsimile transmission notice of withdrawal (or, if such Notes were tendered by book-entry transfer, a Request Message) must be received by the Depositary at its address set forth on the front cover of this Letter of Transmittal prior to the Expiration Time, or after July 2, 2003, if the Notes have not already been accepted for payment by Corning. Any such notice of withdrawal must (i) specify the name of the person who tendered the Notes to be withdrawn, (ii) contain a description of the Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount at maturity represented by such Notes and (iii) be signed by the holder of such Notes in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any signature guarantees), or be accompanied by (x) documents of transfer sufficient to have the trustee or DTC, as the case may be, register the transfer of the Notes into the name of the person withdrawing such Notes and (y) a properly completed irrevocable proxy that authorizes such person to effect such withdrawal on behalf of such holder. The signature on the notice of withdrawal must be guaranteed by an Eligible Institution unless such Notes have been tendered for the account of an Eligible Institution. In lieu of submitting a written, telegraphic or facsimile transmission notice of withdrawal, DTC participants may electronically transmit a request for withdrawal to DTC. DTC will then edit the request and send a Request Message to the Depositary. The term “Request Message” means a message transmitted by DTC and received by the Depositary, which states that DTC has received a request for withdrawal from a DTC participant and identifies the Notes to which such request relates. If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of w ithdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. Any Notes properly withdrawn will be deemed to be not validly tendered for purposes of the Offer. Properly withdrawn Notes may be re-tendered, by again following one of the appropriate procedures in this Letter of Transmittal or as described in Section 9—“Procedures for Tendering Notes” in the Offer to Purchase, at any time prior to the Expiration Time.

If a holder tenders its Notes in the Offer, such holder may convert its Notes into shares of Corning’s common stock only if such holder withdraws its Notes prior to the time on which such holder’s right to withdraw has expired. As of May 6, 2003, the Notes were convertible into shares of Corning’s common stock at a conversion rate of 8.3304 shares of Corning’s common stock per $1,000 principal amount at maturity of Notes.

Any Notes that have been tendered pursuant to the Offer but that are not purchased will be returned promptly following the earlier to occur of the Expiration Time or the date on which the Offer is terminated without any Notes being purchased thereunder. All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by Corning, in Corning’s sole discretion (whose determination shall be final and binding). None of Corning, the Dealer Managers, the Depositary, the Information Agent, or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notification.

4.    Signatures on this Letter of Transmittal, Bond Powers and Endorsement.

If this Letter of Transmittal is signed by the registered holder(s) of the Notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal. If any tendered Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which certificates are held.

If this Letter of Transmittal is signed by the registered holder, the certificates for any principal amount at maturity of Notes not tendered or accepted for purchase are to be issued (or if any principal amount at maturity of Notes that is not tendered or not accepted for purchase is to be reissued or returned) to the registered holder, and checks constituting payments for Notes to be purchased in connection with the Offer are to be issued to the order of the registered holder, then the registered holder need not endorse any certificates for tendered Notes, nor provide a separate bondpower. In any other case (including if this Letter of Transmittal is not signed by the registered holder), the registered holder must either properly endorse the certificates for Notes tendered or transmit a separate properly completed bond power with this Letter of Transmittal, in either case, executed exactly as the names of the registered holders appear on such Notes, with the signature on the endorsement or bond power guaranteed by a Medallion Signature Guarantor, unless such certificates or bond powers are executed by an Eligible Institution. See Instruction 5.

If this Letter of Transmittal or any certificates of Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Proper evidence satisfactory to Corning of their authority to so act must be submitted with this Letter of Transmittal.

When this Letter of Transmittal is signed by the registered holders of the Notes listed and transmitted hereby, no endorsements of Notes or separate instruments of transfer are required unless payment is to be made, or Notes not tendered or purchased are to be issued, to a person other than the registered holder(s), in which case the signatures on such Notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.

Endorsements on certificates for Notes, signatures on bond powers and proxies provided in accordance with this Instruction 4 by registered holders not executing this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor. See Instruction 5.

5.    Guarantee of Signatures.

No signature guarantee is required if the Notes tendered are tendered and delivered (a) by a registered holder of Notes who has not completed any of the boxes entitled “Special Payment Instructions” or “Special Delivery

Instructions” on the Letter of Transmittal, or (b) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. (“NASD”), or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the Notes are registered in the name of a person other than the signer of the Letter of Transmittal or if Notes not accepted for payment or not tendered are to be returned to a person other than the registered holder, then the signature on this Letter of Transmittal accompanying the tendered Notes must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program (a “Medallion Signature Guarantor”). Beneficial owners whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Notes with respect to Notes so registered. See Section 9—“Procedures for Tendering Notes,” in the Offer to Purchase.

6.    Special Payment and Special Delivery Instructions.

Tendering holders should indicate in the applicable box or boxes labeled “Special Payment Instructions” and/or “Special Delivery Instructions” the name and address to which Notes for principal amounts at maturity not tendered or not accepted for purchase or checks constituting payments for Notes to be purchased in connection with the Offer are to be issued or sent, if different from the name and address of the registered holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, Notes not tendered or not accepted for purchase will be returned to, and checks constituting payments for Notes purchased in connection with the Offer will be issued and sent to, the registered holder of the Notes tendered. For holders of Notes tendering by book-entry transfer, Notes not tendered or not accepted for purchase will be returned by crediting the account at DTC designated above. Corning shall be under no obligation to perform any instructions set forth in the boxes labeled “Special Payment Instructions” and “Special Delivery Instructions” if any taxes payable as described in Instruction 7 have not been discharged or satisfactory evidence of payment is not presented.

7.    Transfer Taxes.

Corning will pay all domestic state transfer taxes applicable to the purchase and transfer of Notes pursuant to the Offer, except in the case of Notes that are transferred by the registered holder to another person prior to or in connection with the Offer. If Notes for principal amounts not accepted for tender are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Notes, or if tendered are to be registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the purchase of Notes pursuant to the Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such tax or exemption therefrom is not submitted, then the amount of such transfer tax will be deducted from the purchase price otherwise payable to such tendering holder. It will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

8.    Irregularities.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Notes pursuant to any of the procedures described in the Offer to Purchase and this Letter of Transmittal and the form and validity (including the time of receipt of notices of withdrawal) of all documents will be determined by Corning in Corning’s sole discretion (whose determination shall be final and binding). Corning reserves the absolute right to reject any or all tenders of any Notes determined by it not to be in proper form or if the acceptance for payment of, or payment for, such Notes may be unlawful. Corning also reserves the absolute right, in its sole discretion, to waive any defect or irregularity in any tender with respect to Notes of any particular holder. Corning’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Instructions thereto) will be final and binding. None of Corning, the Depositary, the Dealer Managers, the

Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If Corning waives its right to reject a defective tender of Notes, the holder will be entitled to the purchase price. No alternative, conditional or contingent tenders will be accepted. Unless waived, any irregularities in connection with tenders must be cured within such time as Corning shall determine. None of Corning, the Dealer Managers, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in such tenders or will incur any liability to holders for failure to give such notification. Tenders of such Notes shall not be deemed to have been made until such irregularities have been cured or waived. Any Notes received by the Depositary that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Depositary to the tendering holders, as promptly as practical following the Expiration Time.

9.    Waiver of Conditions.

Corning expressly reserves the absolute right, in its sole discretion, to amend or waive any of the conditions to the Offer in the case of any Notes tendered, in whole or in part, at any time and from time to time.

10.    Mutilated, Lost, Stolen or Destroyed Certificates For Notes.

Any holder whose certificates for Notes have been mutilated, lost, stolen or destroyed should write to or telephone the Depositary at the address or telephone number set forth in the Offer to Purchase about procedures for obtaining replacement certificates for such Notes and arranging for indemnification. We encourage you to contact the trustee immediately in order to permit timely processing of the documentation that may be required to replace mutilated, lost, stolen or destroyed certificates.

11.    Requests for Assistance or Additional Copies.

Requests for assistance may be directed to the Information Agent at its address set forth on the back cover of the Offer to Purchase or to your broker, dealer, commercial bank or trust company. Additional copies of the Offer to Purchase or this Letter of Transmittal may be obtained from the Information Agent.

12.    Inadequate Space.

If the space provided in the box captioned “Description of Notes Tendered” is inadequate, the certificate numbers and/or the principal amount at maturity of Notes should be listed on a separate signed schedule and attached to this Letter of Transmittal.

13.    Tender by Notice of Guaranteed Delivery

If you desire to tender Notes pursuant to the Offer and (a) certificates representing such Notes are not immediately available, (b) time will not permit your Letter of Transmittal, certificates representing such Notes and all other required documents to reach the Depositary prior to the Expiration Time, or (c) the procedures for book-entry transfer (including delivery of an Agent’s Message) cannot be completed prior to the Expiration Time, you may nevertheless tender such Notes with the effect that such tender will be deemed to have been received prior to the Expiration Time if all the following conditions are satisfied:

(i)  such tender is made by or through an Eligible Institution;

(ii)  prior to the Expiration Time, the Depositary has received from such Eligible Institution, at the address of the Depositary set forth on the back cover of this Offer to Purchase, a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, telex, facsimile transmission, mail or hand delivery) substantially in the form provided by us, setting forth the name(s) and address(es) of the holder(s) and the principal amount at maturity of Notes being tendered, and stating that the tender is being made thereby and guaranteeing that, within three NYSE trading days after the date of the Notice of Guaranteed

Delivery, a properly completed and executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees (or in the case of a book-entry transfer, an Agent’s Message) and certificates evidencing the Notes (or confirmation of book-entry transfer of such Notes into the Depositary’s account with DTC), and any other documents required by the Letter of Transmittal and the Instructions thereto, will be deposited by such Eligible Institution with the Depositary; and

(iii)  such Letter of Transmittal (or manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or in the case of a book-entry transfer, an Agent’s Message), together with certificates for all physically delivered Notes in proper form for transfer (or confirmation or book-entry transfer of such Notes into the Depositary’s account with DTC) and all other required documents are received by the Depositary within three NYSE trading days after the date of the Notice of Guaranteed Delivery.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax laws, a holder whose tendered Notes are accepted for payment is required to provide the Depositary (as payor) with such holder’s correct TIN on substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such holder is an individual, the TIN is his or her social security number or individual TIN, as the case may be. If the Depositary is not provided with the TIN, a $50 penalty may be imposed by the Internal Revenue Service, and payments made with respect to Notes purchased pursuant to the Offer may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements also may result in the imposition of fines and penalties.

Certain holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding requirements. Exempt holders should furnish their TIN, write “Exempt” on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the Depositary. A foreign person, including entities, may qualify as an exempt recipient by submitting to the Depositary an appropriate, properly completed Internal Revenue Service Form W-8BEN signed under penalties of perjury, certifying to that holder’s foreign status. An appropriate Form W-8BEN can be obtained from the Information Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9” for additional instructions.

If backup withholding applies, the Depositary is required to withhold the applicable backup withholding amount from any payments made by Corning to the holder or other payee. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of U.S. federal income tax, a refund may be obtained from the Internal Revenue Service, provided the required information is furnished in a timely manner.

Purpose of Substitute Form W-9

To prevent backup withholding on payments made with respect to Notes purchased pursuant to the Offer, the holder is required to provide the Depositary with either (i) the holder’s correct TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN) and that (a) the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of failure to report all interest or dividends or (b) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding; or (ii) an adequate basis for exemption.

What Number to Give the Depositary

The holder is required to give the Depositary the TIN (e.g., social security number, individual taxpayer identification number or employer identification number) of the registered holder of the Notes. If the Notes are held in more than one name or are held not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN) and Certification	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR Employer Identification Number

Part 2—FOR PAYEES FROM BACKUP WITHHOLDING (See page 2 of enclosed Guidelines)

Part 3—Certification Under Penalties of Perjury, I certify that:

(1)    The number shown on this form is my correct taxpayer

        identification number (or I am waiting for a number to be

        issued to me), and

(2)    I am not subject to backup withholding either because I

        have not been notified by the Internal Revenue Service

        (“IRS”) that I am subject to backup withholding as a

        result of a failure to report all interest or dividends, or the

        IRS has notified me that I am no longer subject to backup

        withholding.

Party 4— Awaiting TIN ☐

Certification Instructions—You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you receive another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE:                                                                                                 DATE:

NAME:

ADDRESS:

CITY:                                                                  STATE:                                   ZIP CODE:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU

CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER’S NAME:  CORNING INCORPORATED

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, a portion of all reportable payments made to me thereafter will be withheld until I provide such a number.

Signature                                                                                                                                           Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security Numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of—

1. An individual’s account	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals (1)

3. Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person (1)

4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)

5. Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor (1)

6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person (3)

7. a The usual revocable saving trust account (grantor is also trustee)	The grantor-trustee (1)
b So-called trust account that is not a legal or valid trust under State law	The actual owner (1)

For this type of account:	Give the Employer Identification Number of—

8. Sole proprietorship account	The owner (4)

9. A valid trust, estate, or pension	The legal entity (5)

10. Corporate account	The corporation

11. Religious, charitable, or educational organization account	The organization

12. Partnership account held in the name of the business	The partnership

13. Association, club, or other tax-exempt organization	The organization

14. A broker or registered nominee	The broker or nominee

15. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	You must show your individual name, but you may also enter your business or “doing business” name. You may use either your Social Security Number or Employer Identification Number.
(5)	List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number.

Payees specifically exempted from withholding include:

•	An organization exempt from tax under Section 501(a), or an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(0)(2).
•	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.
•	An international organization or any agency, or instrumentality thereof.
•	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.
•	A financial institution.
•	A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.
•	A real estate investment trust.
•	A common trust fund operated by a bank under Section 584(a).
•	An entity registered at all times during the tax year under the investment Company Act of 1940.
•	A middleman known in the investment community as a nominee or custodian.
•	A futures commission merchant registered with the Commodity Futures Trading Commission.
•	A foreign central bank of issue.
•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.
•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
•	Payments of patronage dividends where the amount received is not paid in money.
•	Payments made by certain foreign organizations.
•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).
•	Payments described in section 6049(b)(5) to nonresident aliens.
•	Payments on tax-free covenant bonds under section 1451.
•	Payments made by certain foreign organizations.
•	Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6045, 6050A AND 6050N.

Privacy Act Notice.—Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)  Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)  Failure to Report Certain Dividend and Interest Payments.—If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3)  Civil Penalty for False Information With Respect To Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4)  Criminal Penalty for Falsifying Information.—Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.